UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2024

BioNexus Gene Lab Corp.
(Exact name of registrant as specified in its charter)

Wyoming	333-229399	35-2604830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 2, Level 10, Tower B, Avenue 3 The Vertical Business Suite II Bangar South No. 8 Jalan Kerinchi Kuala Lumpur, Malaysia	59200
(Address of Principal Executive Offices	Zip Code

Registrant’s telephone number, including area code: +1 307 241 6898

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BGLC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

On April 18, 2024, the Company issued the press release attached hereto as Exhibit 99.1.

The  information in this Item 7.01 of this Current Report shall not be deemed “filed” for any purpose,  including for the purposes  of  Section  18 of the  Exchange  Act,  or  otherwise  subject  to the liabilities of that Section.  The information in this Current Report on Form 8-K shall  not be deemed  incorporated  by  reference  into any  filing  under  the Securities  Act or the  Exchange  Act  regardless  of any general  incorporation language in such filing. The filing of this report and the furnishing of this information pursuant to Item 7.01 do not mean that such information is material or that disclosure of such information is required.

Item 8.01. Other Events.

As stated in the attached Press Release, the Company made a strategic investment through  its wholly owned subsidiary, MRNA Scientific Sdn Bhd, in Ascension Innovation Sdn Bhd, a Malaysian company.

Item 9.01. Financial Statements and Exhibits.

99.1	Press Release of the Company dated April 18, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioNexus Gene Lab Corp.

Date: April 18, 2024	By:	/s/ Su-Leng Tan Lee
Name: Su-Leng Tan Lee Title: Chief Executive Officer

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